As filed with the Securities and Exchange Commission on June 5, 2008

Registration No. 333–

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S–8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		20-3179218 (I.R.S. Employer Identification Number)
____________________
3 Park Avenue New York, New York (Address of principal executive office)		10016 (Zip code)

Dice Holdings, Inc. 2007 Equity Award Plan

(Full title of the plan)

____________________

Scot W. Melland

President and Chief Executive Officer

Dice Holdings, Inc.

3 Park Avenue

New York, New York 10016

(Name and address of agent for service)

(212) 725-6550

(Telephone number, including area code, of agent for service)

__________________

COPIES TO:

John C. Kennedy, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019–6064 (212) 373-3000	Brian P. Campbell, Esq. Vice President, Business and Legal Affairs Dice Holdings, Inc. 3 Park Avenue New York, New York 10016 (212) 725-6550

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2) (3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common stock, par value $0.01 per share	1,404,219 shares	$7.36	$10,335,052	$406.17
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions. The registrant has previously registered 1,966,626 shares that may be issued under the Dice Holdings, Inc. 2007 Equity Award Plan on Registration Statement No. 333-144826. The registration fees for the previously registered shares were paid at the time that such registration statement was filed.

(2)

Pursuant to Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Dice Holdings, Inc.’s common stock reported by the New York Stock Exchange on June 3, 2008.

(3)	Estimated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act.

EXPLANATORY NOTE

Dice Holdings, Inc. has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, or the Securities Act, to register an additional 1,404,219 shares of its common stock, par value $0.01 per share, which we refer to as the common stock, that are reserved for issuance in respect of awards to be granted under the Dice Holdings, Inc. 2007 Equity Award Plan, which we refer to as the 2007 Plan. These additional shares have become authorized for issuance under the 2007 Plan as a result of the operation of the “evergreen” provision contained in such plan, which provides for annual increases in the shares authorized for issuance under the 2007 Plan pursuant to a specified formula. Following the registration of these additional shares, we will have registered an aggregate of 3,370,845 shares to be issued under the 2007 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

Pursuant to General Instruction E to Form S-8, the contents of our Registration Statement on Form S-8 (File No. 333-144826) previously filed by us with the Securities and Exchange Commission (the “Commission”) on July 24, 2007 with respect to the shares of common stock to be issued upon exercise of outstanding options under the 2007 Plan are incorporated by reference into this Registration Statement.

The following documents filed with the Commission by us are also incorporated by reference in this Registration Statement:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 25, 2008.
2.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, filed with the Commission on May 7, 2008.
3.	Our Current Report on Form 8-K dated March 25, 2008, filed with the Commission on March 25, 2008.

In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

2

Item 8.           Exhibits

Exhibits

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the common stock.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature pages hereto).

_____________________

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, Dice Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 5, 2008.

DICE HOLDINGS, INC. a Delaware corporation
By:	/s/ Scot W. Melland
Name: Scot W. Melland Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Scot W. Melland, Michael P. Durney and Brian P. Campbell, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on June 5, 2008 by the following persons in the capacities indicated.

Signatures	Title
/s/ Scot W. Melland	President and Chief Executive Officer and Director
Scot W. Melland	(Principal Executive Officer)
/s/ Michael P. Durney	Senior Vice President, Finance and Chief Financial Officer
Michael P. Durney	(Principal Financial and Accounting Officer)

Signatures	Title
/s/ John W. Barter	Director
John W. Barter
/s/ Peter Ezersky	Director
Peter Ezersky
Director
David S. Gordon
/s/ David C. Hodgson	Director
David C. Hodgson
/s/ Anton J. Levy	Director
Anton J. Levy
/s/ Jeffrey S. Nordhaus	Director
Jeffrey S. Nordhaus
/s/ William Wyman	Director
William Wyman

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the common stock.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature pages hereto).

__________________________________

*	Filed herewith.